Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the statement on Schedule 13D to which this Joint Filing Agreement is attached, and any amendments thereto, are and will be filed on behalf of each of them. The undersigned acknowledge that each is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, but is not responsible for the completeness or accuracy of the information concerning any other person, except to the extent that such person knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 28, 2026

WESTIN INVESTMENT CO. LTD.

By:	/s/ Ong Hanjie
Name:	Ong Hanjie
Title:	Director

EU ASIA HOLIDAYS PTE. LTD.

By:	/s/ Ong Hanjie
Name:	Ong Hanjie
Title:	Director

ONG HANJIE

/s/ Ong Hanjie
Ong Hanjie